UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2004

HORSESHOE GAMING HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-0214 (Commission File Number)	88-0425131 (I.R.S. Employer Identification No.)

9921 Covington Cross Drive, Las Vegas, NV (Address of principal executive offices)	89144 (Zip Code)

Registrant’s telephone number, including area code: (702) 932-7800

Item 5. Other Events.
SIGNATURE

Item 5. Other Events.

     On June 7, 2004, Horseshoe Gaming Holding Corp. (the “Company”) received confirmation that the Federal Trade Commission (“FTC”) voted unanimously to close its investigation into the proposed acquisition of the Company by Harrah’s Entertainment, Inc. (“Harrah’s”).

     The FTC action clears the way for the Company to proceed with the sale, pending approval by the Louisiana Gaming Control Board, which is scheduled to consider the transaction on June 14, 2004. The transaction has already been approved by gaming regulators in Indiana and Mississippi. Assuming Louisiana regulatory approval is received, the Company intends to close on the transaction on or around July 1, 2004.

     This Form 8-K may be deemed to contain forward-looking statements, express or implied, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements generally can be identified by phrases such as the Company or its management “intends”, “believes,” “anticipates,” “expects,” “forecasts,” “estimates,” “foresees,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to future actions and the outcome of contingencies relating to various regulatory approvals. These forward-looking statements are based on the beliefs of management, as well as assumptions made based on information currently available to management. The reader is cautioned that forward-looking statements involve risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied therein, including, but not limited to licensing and other regulatory risks. Further information on these and other applicable risks are included in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORSESHOE GAMING HOLDING CORP.
Date: June 9, 2004	By:	/s/ Kirk C. Saylor
Kirk C. Saylor
Chief Financial Officer and Treasurer (Principal Financial Officer)